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                                                                    EXHIBIT 10.3


                                RESIDUAL GUARANTY
                                (this "GUARANTY")

                            As of September 15, 1998



The Chase Manhattan Bank, as Agent for
  the Lenders described below (the "AGENT")
One Chase Square, Tower 9
Rochester, New York 14643

         Re: Credit Agreement (the "AGREEMENT") dated effective as of September 15, 1998 (the "CLOSING Date") by and among Brazos Automotive Properties, L.P. as the Borrower (the "BORROWER"), the several banks party thereto from time to time (the "LENDERS"), and the Agent.

Ladies and Gentlemen:

1. GUARANTY.For value received, and in consideration of Borrower entering into the Agreement, but subject in any event to the immediately following sentence in this SECTION 1, the undersigned corporation (the "GUARANTOR"), does hereby irrevocably, absolutely, and unconditionally guarantee (a) payment, when due, of any and all indebtedness and other amounts of every kind, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Lenders or the Agent, by Borrower under the Note as defined in the Agreement (all such obligations being hereinafter collectively referred to as the "LIABILITIES") and (b) the performance by Borrower of its obligations under the Credit Documents pursuant to the terms thereof; provided that the Liabilities shall be limited to an amount up to and including the total of (i) the maximum amount (without deduction for any proceeds of sale) that would be determined as due and payable if Lessee were to exercise its right of sale to a third party pursuant to Section 11.3(b) of the Ground Lease;
         (ii) the maximum amount (without deduction for any proceeds of sale) that would be determined as due and payable if Lessee were to exercise its right of sale to a third party pursuant to Section 11.3(b) of the Facilities Lease; (iii) all interest due and payable on the Note pursuant to the terms thereof; (iv) any and all other sums which are or may become due pursuant to the Agreement (including, without limitation, indemnities, legal fees, and amounts payable pursuant to
         Section 9.4 of the Agreement) and (v) to the extent permitted by applicable law, all other amounts which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due under the Agreement (the foregoing obligations and undertakings are collectively referred to as the "OBLIGATIONS"). Notwithstanding anything contained herein or elsewhere to the contrary, the maximum amount for which Guarantor shall be liable or responsible under this Guaranty, including both with respect to payment of Liabilities and performance of Obligations, shall in no event exceed an amount (the "MAXIMUM AMOUNT") equal to eighty-one and one-half percent (81.5%) of the principal balance outstanding from time to time under the "NOTE" (as said term is defined in the Agreement), and Guarantor shall in no event have any liability to pay, or otherwise be responsible for, any amount pursuant to this Guaranty or by operation of law, in equity or otherwise, in excess of the Maximum Amount as determined at the relevant time of determination. The Guarantor has a substantial, direct or indirect, financial interest in the benefits and advantages which will result from the Agreement. The Guarantor hereby agrees that, upon any Default, the Guarantor will forthwith pay the Liabilities as limited by this paragraph immediately upon written demand or perform the Obligations.


RESIDUAL GUARANTY-Page 1
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2.       GUARANTY CONTINUING, ABSOLUTE, UNLIMITED. This Guaranty is a
         continuing, absolute, and unlimited Guaranty of payment and the Guarantor is a primary obligor and not a surety. The Liabilities and Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. The Agent shall not be required to proceed first against Borrower or any other person, firm or corporation or against any property securing any of the Liabilities or Obligations before resorting to the Guarantor for payment or performance. To the extent permitted by applicable law, this Guaranty shall be construed as a guarantee of payment without regard to the enforceability of any of the Liabilities or Obligations or the rejection of the Agreement in bankruptcy, and notwithstanding any claim, defense (other than payment or performance by Borrower or the Guarantor) or right of set-off which Borrower or the Guarantor may have against any Lender or the Agent, including any such claim, defense, or right of set-off based on any present or future law or order of any government (de jure or de facto), or of any agency thereof or court of law purporting to reduce, amend, or otherwise affect any of the Liabilities or Obligations of Borrower or any other obligor, or to vary any terms of payment thereof, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Lenders or the Agent of the Liabilities or any part thereof is rescinded or must otherwise be returned by any Lender or the Agent upon the insolvency, bankruptcy, or reorganization of Borrower, or otherwise, as though such payment to such Lender or the Agent had not been made. To the extent permitted by applicable law, the Guarantor's obligation to fully pay or perform the Liabilities and any remedy for the enforcement thereof shall not be impaired, modified, released, or limited in any way by any impairment, modification, release, or limitation of the liability of Borrower or its bankruptcy estate, resulting from the operation of any present or future provision of the Bankruptcy Code or any Debtor Relief Law or from the decision of any court interpreting the same.

3. GUARANTY NOT AFFECTED BY CHANGE IN SECURITY OR OTHER ACTIONS. The Agent and the Lenders may, from time to time, without the consent of or notice to the Guarantor, take any or all of the following actions without impairing or affecting (except insofar as the Liabilities are reduced or modified thereby), the Guarantor's obligations under this Guaranty or releasing or exonerating the Guarantor from any of its liabilities hereunder:

         1. retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder;

         2. retain or obtain the primary or secondary liability of any party or parties, in addition to the Guarantor, with respect to any of the Liabilities;

         3. extend the time or change the manner, place or terms of payment of, or renew or amend any note or other instrument evidencing the Liabilities or any part thereof, or amend in any manner any agreement relating thereto, in each case in accordance with the terms of each such agreement;

         4. release or compromise, in whole or in part, or accept full or partial payment for, any of the Liabilities hereby guaranteed, or any liability of any nature of any other party or parties with respect to the Liabilities or any security therefor;

         5. enforce the Agent's or the Lenders' security interest, if any, in all or any properties securing any of the Liabilities or any obligations hereunder in order to obtain full or partial payment of the Liabilities then outstanding; or

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         6.       release or fail to perfect, protect, or enforce the Agent's or the Lenders' security interest, if any, in all or any properties securing any of the Liabilities or any obligation hereunder, or permit any substitution or exchange for any such property.

4. WAIVERS. The Guarantor hereby expressly waives to the extent permitted by law:

         1.       notice of acceptance of this Guaranty;

         2. notice of the existence or incurrence of any or all of the Liabilities in accordance with the Credit Documents;

         3. presentment, demand, notice of dishonor, protest, and all other notices whatsoever (except the written demand referred to in SECTION 1 hereinabove);

         4. any requirement that proceedings first be instituted by the Agent or any Lender against the Borrower;

         5. all diligence in collection or protection of or realization upon the Liabilities or any part thereof, or any obligation hereunder, or any collateral for any of the foregoing;

         6. any rights or defenses based on the Agent's or a Lender's election of remedies, including any defense to the Agent's or Lender's action to recover any deficiency after a non-judicial sale; and

         7. the occurrence of every other condition precedent to which the Guarantor might otherwise be entitled.

5. DEFINITIONS. As used in this Guaranty, the following terms will have the following meanings, unless the context otherwise requires:

         ACCOUNTANTS mean Pricewaterhouse Coopers, LLP or other firm of independent public accountants of nationally recognized standing retained by Guarantor or any other firm acceptable to the Lenders.

         ADJUSTED DEBT means Funded Debt, plus the product of eight (8) times Rental Payments.

         AFFILIATE means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether as general partner, through ownership of a Control Percentage of such Person or the general partner of such Person, by contract or otherwise.

         AGENT means The Chase Manhattan Bank, a national banking association, and its successor or successors as administrative agent for Lenders under the Credit Agreement.

         BUSINESS DAY means for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Law to be closed in New York, New York.

         CAPEX means, for any Four Quarter Period, capital expenditures for fixed or capital assets that are required to be capitalized on a balance sheet prepared in accordance with GAAP minus any net proceeds of allowable sale/leasebacks permitted by SECTION 8N.


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         CAPITALIZED LEASE means any lease the obligation for Rental Payments with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         CASH EQUIVALENTS means (a)securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government of any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has capital and surplus in excess of $100,000,000 having maturities of one year or less from the date of acquisition,
(c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) money market accounts or funds with or issued by "Qualified Issuers", (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (f) demand deposit accounts maintained in the ordinary course of business with any bank, or with any bank that is not a bank, not in excess of $100,000 in the aggregate on deposit with any such bank, and (g) marketable securities of the same or similar type as owned by the Guarantor as of July 31, 1998, the aggregate actual purchase price of which shall not exceed $100,000 at any one time.

         CHANGE OF CONTROL shall mean the occurrence of one or more of the following: (a) until Guarantor hires a Chief Executive Officer, members of the Ownership Group ceasing to own in the aggregate, directly or indirectly, beneficially or of record, at least (i) sixty percent (60%) of the Preferred Stock, issued and outstanding at any time or (ii) fifteen percent (15%) of the Common Stock, issued and outstanding at any time, or (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group, other than the Ownership Group, of (i) shares representing more than thirty-five percent (35%) of the Common Stock, issued and outstanding at any time or (ii) more than sixty percent (60%) of the Preferred Stock, issued and outstanding at any time, or (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Guarantor or any Subsidiary of the Guarantor by Persons who were neither (i) nominated by the board of directors of Guarantor nor (ii) appointed by directors so nominated. As used in this definition of "Change of Control," terms defined in the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof, shall have the respective meanings ascribed to them therein.

         CHASE means The Chase Manhattan Bank.

         CLOSING DATE has the meaning given to that term in the Credit
Agreement.

         CODE means the Internal Revenue Code of 1986, as amended from time to time, and related rules and regulations promulgated thereunder by the Internal Revenue Service.

         COMPANY OR COMPANIES means, at any time, Guarantor and each of its Subsidiaries.

         COMMON STOCK means the common stock of the Guarantor, $.01 par value per share.

         COMPLIANCE CERTIFICATE means a certificate substantially in the form of the attached EXHIBIT A and signed by a Responsible Officer.

         CONTROL PERCENTAGE means, with respect to any Person (a) in the case of a corporation, the percentage of the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person and
(b) in the case of a limited partnership, the percentage of the outstanding limited partnership interests of such Person which gives the direct or indirect holder of such limited partnership interests the power to remove the general partner or partners of such Person or to take actions reserved for the limited partners under the applicable limited partnership act.



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         CREDIT AGREEMENT means the Senior Secured Credit Agreement among the
Guarantor, the Agent, the Syndication Agent named therein and the Lenders named therein, as amended, supplemented or restated from time to time.

         CURRENT FINANCIALS means, at any time, the consolidated Financial Statements of Guarantor and its Subsidiaries most recently delivered to Agent under SECTIONS 7a.(i) or 7a.(ii), as the case may be.

         DEBT means (without duplication), for any Person, (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services; (d) obligations of such Person as lessee under Capitalized Leases required to be capitalized under GAAP; (e) reimbursement obligations in respect of bonds or letters of credit; (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness of others of the kinds referred to in clauses (a) through (e) above; and (g) indebtedness of others of the kinds referred to in clauses (a) through (f) secured by any Lien on or in respect of any property of such Person whether or not assumed by such Person; provided, however, that all trade accounts payable and accrued expenses incurred in the ordinary course of business of such Person and not overdue shall be excluded from the foregoing.

         DEBTOR RELIEF LAWS means Title 11 of the United States Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar Laws affecting creditors' Rights in effect from time to time.

         DEFAULT is defined in SECTION 10.

         DISTRIBUTION means, with respect to any shares of any capital stock or other equity securities or other interests issued by a Person, (a) the retirement, redemption, purchase or other acquisition for value of those securities by such Person, (b) the declaration or payment of any dividend on or with respect to those securities by such Person (except distributions in the form of such securities, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

         DOLLARS and $ means lawful money of the United States of America.

         EBITDAR means, as determined, on a rolling twelve month basis and in respect of any Person the sum of (i) the Net Income of such Person, plus (ii) the Interest Expense of such Person for such period as determined in accordance with GAAP and as such item is reported on such Person's financial statements,
(iii) the income tax expense of such Person for such period, (iv) the amount reported as the depreciation of the assets of such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person's Net Income for such period, (v) the amount reported as the amortization of intangibles for such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person's Net Income for such period, and (vi) Rental Payments.

         EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company.

         ENVIRONMENTAL LAW means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and related rules and regulations.

         FACILITIES LEASE has the meaning given that term in the Agreement.


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         FINANCIAL STATEMENTS of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP, (b) in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any consolidated Subsidiaries during the applicable period.

         FIXED COVERAGE RATIO means, as determined, on a rolling twelve month basis the ratio of (a) EBITDAR minus CAPEX for such period, to (b) (i) Rental Payments, plus (ii) Interest Expense due in respect of Debt for such period of Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         FOUR QUARTER PERIOD means a period of four full consecutive fiscal quarter-annual periods, taken together as one accounting period; provided, however, for the (a) first fiscal quarter period following the Closing Date and ending on December 31, 1998, the income statement times four (4) annualized shall be utilized; (b) second fiscal quarter period following the Closing Date and ending March 31, 1999, the six (6) months income statement times two (2) annualized shall be utilized; and (c) third fiscal quarter period following the Closing Date and ending June 30, 1999, the nine (9) months income statement divided by three (3) then multiplied times four (4) annualized shall be utilized.

         FUNDED DEBT means, when determined, on a rolling twelve (12) month basis, calculated using the month-end balance for each month on a consolidated basis for the Companies in accordance with GAAP: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, and (c) obligations of such Person as lessee under Capitalized Leases; excluding notes generated in the ordinary course of payable within one year not to exceed $1,000,000 and trade payables and accrued expenses PROVIDED HOWEVER, the calculation for the period commencing with the Closing Date and ending twelve months thereafter, shall be based on the average of the month-end balance for the months elapsed since the Closing Date.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time, applied on a basis consistent with those used in preparation of the audited consolidated financial statements referred to in SECTION 7a.(i) (except for changes concurred in by Guarantor's Accountants).

         GROUND LEASE has the meaning given that term in the Agreement.

         HAZARDOUS SUBSTANCE means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant or toxic or hazardous substance under any Environmental Law.

         INTEREST EXPENSE means, in respect of a Person, for any Four Quarter Period, all interest paid or accrued and amortization of debt discount with respect to all Funded Debt of such Person for such period (after giving effect to the net cost associated with all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, or other financial arrangements designed to protect such Person against fluctuations in interest rates) and after giving credit for interest income and construction period interest income.

         LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions and interpretations of any Tribunal, as in effect from time to time.

         LENDER LIENS means Liens in favor of Lenders, or Agent on behalf of Lenders, securing any of the Obligations (as that term is defined in the Credit Agreement).

         LESSEE means Monro Muffler Realty LLC, a Delaware limited liability company.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.


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         LITIGATION means any action by or before any Tribunal.

         MATERIAL ADVERSE EVENT means any circumstance or event that, individually or collectively with other circumstances or events, reasonably is expected to result in any (a) impairment of the ability of Borrower to perform any of its payment or other material obligations under any Credit Document or of the Guarantor to perform any of its payment or other material obligations under this Guaranty, (b) impairment of the ability of Agent or Lenders to enforce (i) any of the material obligations of the Guarantor under this Guaranty or (ii) any of their respective Rights under the Credit Documents, or (c) material and adverse effect on the business, assets, property or condition (financial or otherwise) of the Companies as a whole as represented to Lenders in the Current Financials.

         MATERIAL AGREEMENT means, for any Person, any agreement (excluding purchase orders for material or inventory in the ordinary course of business) to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon thirty (30) or fewer days' notice without liability for further payment other than nominal penalty, and that requires that Person to pay more than $1,000,000 during any 12-month period.

         MINORITY INTERESTS means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Guarantor and/or one or more of its Wholly-Owned Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in Preferred Stock.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company (or any Person that, for purposes of Title IV of ERISA, is a member of Guarantor's controlled group or is under common control with Guarantor within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         NET INCOME means, in respect of a Person, the net income of such Person computed in accordance with GAAP and as such item is reported from time to time on such Person's statement of income and retained earnings (or similar statement) (after deduction for payment of all taxes).

         OWNERSHIP GROUP means Peter J. Solomon, Donald Glickman, Richard Solomon and their spouses or lineal descendants, or any estate of such parties or any trust of which any of the foregoing are the exclusive beneficiaries.

         PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

         PERMITTED DEBT means Debt described on the attached SCHEDULE 6n.

         PERMITTED LIENS means Liens described on the attached SCHEDULE 6j.

         PERSON means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian or similar official.

         POTENTIAL DEFAULT means the occurrence of any event or the existence of any circumstance that would, upon notice or lapse of time or both, become a Default.

         PREFERRED STOCK means the Guarantor's Class C Convertible Preferred Stock, $1.50 par value per share.

         QUALIFIED ISSUER means any commercial bank (a) which has capital and surplus in excess of $100,000,000 and (b) the outstanding long term debt securities of which are rates at least A-2 by Standard & Poors Ratings Group or at

RESIDUAL GUARANTY-Page 7
least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

         RENTAL PAYMENTS means, as determined, on a rolling twelve (12) month basis ending on the last day of the accounting period covered by the consolidated financial statements of Guarantor and its Subsidiaries, and delivered pursuant to this Guaranty, the dollar amount of the fixed payments which Guarantor or its Subsidiaries are required to make by the terms of any lease to its landlords during such period; (a) excluding, however (i) rentals under Capitalized Leases, (ii) maintenance, repairs, taxes and other similar changes included in such payments, and (iii) amounts constituting step rent in accordance with GAAP, and (b) less (x) rental income and (y) amortization of deferred gains on sale-leasebacks; PROVIDED, HOWEVER, the calculation for the period commencing with the Closing Date and ending twelve months thereafter, shall be based on (1) the Four Quarter Period for all lease or ground lease payments which Guarantor or its Subsidiaries are required to make to Brazos Automotive Properties, L.P., as lessor under an operating lease with Monro Leasing, LLC, and (2) the average of all lease or ground lease payments which Guarantor or its Subsidiaries are required to make in connection with properties acquired under the APA.

         REPORTABLE EVENT means an event described in Section 4043 of ERISA excluding any such event for which the notice requirement is waived under applicable regulations of the PBGC.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys and agents.

         RESPONSIBLE OFFICER means the chairman, president, senior vice-president, executive vice-president, chief executive officer or chief financial officer of Guarantor.

         RIGHTS means rights, remedies, powers, privileges and benefits.

         SOLVENT means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

         SUBSIDIARY of any Person means any entity of which at least 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

         TANGIBLE ASSETS of any Person means, as of the date of any determination thereof, the total amount of all assets of such Person (less depreciation, depletion and other properly deductible valuation reserves) after deducting the following: good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and deferred taxes), any write up in the book value of any asset resulting from a revaluation thereof subsequent to December 31, 1998, and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

         TANGIBLE NET WORTH means as of the date of any determination thereof, the sum of the capital stock of all classes, paid-in-capital and surplus accounts (net of treasury shares) plus (or minus in the case of a deficit) the retained earnings of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP, after elimination of Minority Interests, less all assets which are not Tangible Assets.

         TAXES means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises or assets.

         TRIBUNAL means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel having binding authority with respect to any party to be bound thereby pursuant to a written agreement entered into by such party, or (c) central bank.

         UCP means the Uniform Customs and Practices for Documentary Credit (1993 version), International Chamber of Commerce Publication No. 500 (as amended or modified from time to time).


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         WHOLLY-OWNED SUBSIDIARY means a Subsidiary owned 100% by Guarantor.

6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GUARANTOR. The Guarantor represents and warrants to the Agent and the Lenders that:

         1. CORPORATE EXISTENCE, GOOD STANDING, AUTHORITY AND COMPLIANCE. Each of the Companies is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or organized as identified on the attached
                  SCHEDULE 6a. or on the most recently amended SCHEDULE 6a. Except where failure is not a Material Adverse Event, each of the Companies (a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (those jurisdictions being identified on the attached
                  SCHEDULE 6a. or on the most recently amended SCHEDULE 6a., (b) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Guaranty to be, conducted, and (c) is in compliance with all applicable Laws, except in each case where the failure to so qualify, to possess such authority, permits or power or to comply with such Law would not cause a Material Adverse Event.

         2. SUBSIDIARIES. As of the date of this Guaranty, Guarantor has no Subsidiaries except as disclosed on the attached SCHEDULE 6b. or on the most recently amended SCHEDULE 6b. reflecting changes to the schedule as a result of transactions permitted by this Guaranty. All of the outstanding shares of capital stock (or similar voting interests) of those Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially as set forth thereon, free and clear of any Liens, restrictions, claims or Rights of another Person, other than Permitted Liens, and are not subject to any warrant, option or other acquisition Right of any Person or subject to any transfer restriction except for restrictions imposed by securities Laws and general corporate Laws.

         3. AUTHORIZATION AND CONTRAVENTION. The execution and delivery by the Guarantor of this Guaranty or related document to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate or limited liability company power, as the case may be, (b) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, (c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this Guaranty or which would not cause a Material Adverse Event),
                  (d) do not violate any provision of its charter or bylaws, (e) do not violate any provision of Law or order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, other than a violation which would not cause a Material Adverse Event, (g) do not result in the creation or imposition of any Lien (other than the Lender Liens) on any asset of the Companies, (h) are in furtherance of the corporate purposes of the Guarantor and (i) do not require the consent or approval of the shareholders of the Guarantor.

         4. BINDING EFFECT. Upon execution and delivery by all parties thereto, this Guaranty will constitute a legal and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         5. FINANCIAL STATEMENTS; FISCAL YEAR. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations,

RESIDUAL GUARANTY-Page 9
                  and cash flows of the Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Credit Documents or disclosed to the Agent, no subsequent material adverse changes have occurred in the consolidated financial condition of the Companies from that shown in the Current Financials, nor has any Company incurred any subsequent material liability.

         6. LITIGATION. Except as disclosed on the attached SCHEDULE 6F. or the most recently amended SCHEDULE 6f., no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company or, if so adversely determined, is a Material Adverse Event. Except as permitted under SECTION 10d., no outstanding and unpaid judgments against any Company exist.

         7. TAXES. All Tax returns of the Companies required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file is not a Material Adverse Event, and all Taxes imposed upon the Companies that are due and payable have been paid before delinquency, other than Taxes for which the criteria for Permitted Liens have been satisfied or for which nonpayment is not a Material Adverse Event.

         8. ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 6h. or on the most recently amended SCHEDULE 6h., (a) no Company knows of any environmental condition or circumstance materially adversely affecting any Company's properties taken as a whole or operations, (b) no Company has received any report of any Company's material violation of any Environmental Law, (c) no Company knows that any Company is under any obligation to remedy any material violation of any Environmental Law, or (d) no facility of any Company is used for, or to the knowledge of any Company has been used for, storage, treatment or disposal of any Hazardous Substance, excluding the storage of Hazardous Substances in amounts commonly and lawfully used in automotive repair shops which have been handled in compliance with applicable Environmental Law. Except as disclosed in SCHEDULE 6h., each Company has taken prudent steps to determine that its properties and operations do not violate any Environmental Law, other than violations that are not, individually or in the aggregate, a Material Adverse Event, except where such condition, circumstance, violation or non-compliance would not reasonably be expected to have a monetary impact or cost to the Guarantor equal to or in excess of five percent (5%) of the Guarantor's pre-tax income during the preceding Four Quarter Period, such amount not to exceed $1,000,000.

         9. EMPLOYEE PLANS. Except where occurrence or existence is not a Material Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), and (e) no "Reportable Event" has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.

         10. PROPERTIES; LIENS. Each of the Companies has good and marketable title to all its property reflected on the Current Financials (except for property that is obsolete or that has been disposed in the ordinary course of business or, after the date of this Guaranty, as otherwise permitted by SECTION

RESIDUAL GUARANTY-Page 10

                  8h. or SECTION 8i.). Except for Permitted Liens, no Lien exists on any property of the Companies, and the execution, delivery, performance or observance of the Credit Documents will not require or result in the creation of any Lien (other than Lender Liens) on the Companies property.

         11. GOVERNMENT REGULATIONS. No Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         12. TRANSACTIONS WITH AFFILIATES. Except as disclosed on the attached SCHEDULE 6l. other than the most recently amended
                  SCHEDULE 6l. (if the disclosures are approved by the Majority Lenders), no Company is a party to a material transaction with any of its Affiliates (excluding other Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this SECTION 6l., a transaction is "material" if it requires a Company to pay more than $1,000,000 during the term of the governing agreement.

         13. DEBT. No Company is an obligor on any Funded Debt, other than Permitted Debt.

         14. MATERIAL AGREEMENTS. No default or potential default exists on the part of any Company under any Material Agreement that is a Material Adverse Event.

         15. INSURANCE. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         16. LABOR MATTERS. No actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of the Company that are a Material Adverse Event exist. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with labor matters, other than any violations, individually or collectively, that are not a Material Adverse Event. All payments due from the Companies for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any nonpayments that are not, individually or collectively, a Material Adverse Event.

         17. SOLVENCY. As of the date of this Guaranty, the Guarantor is, and after giving effect to this Guaranty, will be, Solvent.

         18. TRADE NAMES. The Guarantor has not used or transacted business under any other corporate or trade name in the five-year period preceding the date of this Guaranty, except as disclosed on the attached SCHEDULE 6r..

         19. INTELLECTUAL PROPERTY. Each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this Guaranty. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service


RESIDUAL GUARANTY-Page 11
                  mark, trademark, trade name, trade secret or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to a Company, would not, individually or collectively, constitute a Material Adverse Event. To the knowledge of the Guarantor, no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists.

         20. FULL DISCLOSURE. All information previously furnished, furnished on the date of this Guaranty, and furnished in the future, by the Guarantor to Agent and the Lenders in connection with the Credit Documents (a) was, is, and will be, true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified, and (b) did not, does not, and will not, fail to state any fact the omission of which would otherwise make any such information materially misleading.

         21. YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Guarantor's and its Subsidiaries' computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which Guarantor's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by October 1, 1999; provided, however, that Guarantor shall provide to Agent a status report on the efforts of Guarantor and its Subsidiaries to complete the foregoing programming by July 1, 1999. The cost to the Guarantor and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Guarantor and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Event.

7. AFFIRMATIVE COVENANTS. So long as any Credit Document remains in effect:

         1. ITEMS TO BE FURNISHED. Guarantor shall cause the following to be furnished to Agent for the benefit of the Lenders:

                  1. Promptly after preparation, and no later than one hundred (100) days after the last day of each fiscal year of Guarantor, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by:

                           (i) the unqualified opinion of Guarantor's
         Accountants, based on an audit using generally accepted auditing standards, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies,

                           (ii) a certificate from the accounting firm to the Lenders indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained knowledge, the nature and period of existence thereof, and

                           (iii) a Compliance Certificate with respect to the Financial Statements.


         2. Promptly after preparation, and no later than fifty (50) days after the last day of the first three fiscal quarters of Guarantor, Financial Statements showing the consolidated financial condition and results of operations of the Companies for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter,

RESIDUAL GUARANTY-Page 12
         subject to ordinary year-end adjustments, accompanied by a Compliance Certificate with respect to the Financial Statements.

         3. Within thirty (30) days after the end of each fiscal year of Guarantor (commencing with the fiscal year ending March 31, 1999, in the case of financial projections, and commencing with the fiscal year ending March 31, 1999, in the case of financial budgets), financial projections for the succeeding three (3) fiscal years and the financial budget for the next succeeding fiscal year, accompanied by a certificate executed by a Responsible Officer certifying that the projections and budget were prepared by Guarantor based on assumptions that, in light of the historical performance of the Companies and their prospects for the future, are reasonable as of the date prepared.

         4. Promptly after receipt, a copy of each interim or special audit report and management letter issued by Guarantor's Accountants with respect to any Company or its financial records.

         5. Notice, promptly after Guarantor knows or has reason to know, of (i) the existence and status of any Litigation that, if determined adversely to any Company, would be a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by the Guarantor or the Lessee in any Credit Document, (iii) the receipt by any Company of notice of any violation or alleged violation of ERISA or any Environmental Law (which individually or collectively with other violations or allegations could constitute a Material Adverse Event), or (iv) a Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take.

         6. Promptly after filing, copies of all material reports or filings filed by or on behalf of any Company with any Tribunal.

         7. Promptly upon reasonable request by Agent information (not otherwise required to be furnished under the Credit Documents) respecting the business affairs, assets and liabilities of the Companies and opinions, projections, certifications and documents in addition to those mentioned in this Guaranty.

2. BOOKS AND RECORDS. Guarantor will, and will cause the Lessee to maintain books, records and accounts necessary to prepare financial statements in accordance with GAAP.

3. INSPECTIONS. Upon reasonable request and reasonable prior notice, Guarantor will, and will cause each Company to, allow Agent and Lenders (or their Representatives) to inspect any of its properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions and finances with its other creditors, directors, officers, employees or representatives from time to time, during reasonable business hours.

4. TAXES. Guarantor will, and will cause each Company to, promptly pay when due any and all Taxes, other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.


RESIDUAL GUARANTY-Page 13

         5. PAYMENT OF OBLIGATIONS. Guarantor will, and will cause each Company to, promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by appropriate proceedings).

         6. EXPENSES. Guarantor shall, or shall cause Lessee to, promptly pay, within five (5) days following the receipt of an invoice therefor setting forth the amount thereof (a) all costs, fees and expenses paid or incurred by Agent and Lenders in connection with the arrangement, syndication and negotiation of the Agreement and the negotiation, preparation, delivery and execution of the Credit Documents and any related amendment, waiver or consent (including in each case, without limitation, the reasonable fees and expenses of Agent's and Lenders' counsel ) and (b) all costs, fees and expenses of Agent, Lenders and Arranger incurred by Agent, Lenders or Arranger in connection with the enforcement of the obligations of the Borrower arising under the Credit Documents or of the Guarantor arising hereunder or the exercise of any Rights arising under this Guaranty or the Credit Documents (including, but not limited to, reasonable attorneys' fees, expenses and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief Laws), all of which shall be a part of the Obligation and shall bear interest, if not paid upon demand, at the Default Rate (as defined in the Agreement) until repaid.

         7. MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Except as otherwise permitted by SECTION 8i., Guarantor will, and will cause each Company to, (a) maintain its corporate or limited liability company, as the case may be, existence and good standing in its state of organization and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material Adverse Event; (b) maintain all licenses, permits and franchises necessary for its business where failure to do so is a Material Adverse Event; (c) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         8. INSURANCE. Guarantor will, and will cause each Company to, maintain with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses similarly situated, which insurance may provide for reasonable deductibility from coverage thereof, Guarantor shall, and shall cause each Company to, deliver to Agent certificates of insurance for each policy of insurance and evidence of payment of all premiums which certificates of insurance shall name Agent as an additional insured, secured party, mortgagee and loss payee and which provide Agent with at least thirty (30) days notice of cancellation or reduction in coverage. If any insurance policy covered by an insurance certificate previously delivered to Agent is altered or canceled, then Guarantor shall cause to be promptly delivered to Agent a replacement certificate (in form and substance satisfactory to the Majority Lenders).

         9. PRESERVATION AND PROTECTION OF RIGHTS. Guarantor will, and will cause each Company to, perform the acts and duly authorize, execute, acknowledge, deliver, file and record any additional writings as Agent may reasonably deem necessary or appropriate to protect the Rights of Agent or Lenders under this Guaranty or any Credit Document.

         10. ENVIRONMENTAL LAWS. Guarantor will, and will cause each Company to, (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to comply or take


RESIDUAL GUARANTY-Page 14
                  action would not have a monetary impact or cost to the Guarantor equal to or in excess of five percent (5%) of the Guarantor's pre-tax income during the preceding Four Quarter Period, or would otherwise be a Material Adverse Event, such amount in no event to exceed $1,000,000, and (b) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to the Companies arising under applicable Environmental Laws or as the result of environmentally related injuries to Persons or property. Guarantor shall deliver reasonable evidence of compliance with the foregoing covenant to Lenders within thirty (30) days after any request from Agent.

         11. INDEMNIFICATION. GUARANTOR WILL, AND WILL CAUSE EACH COMPANY TO, JOINTLY AND SEVERALLY, INDEMNIFY, PROTECT AND HOLD AGENT, LENDERS AND ARRANGER AND ITS PARENTS, SUBSIDIARIES, REPRESENTATIVES, SUCCESSORS AND ASSIGNS (INCLUDING ALL OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS)(COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT) AND DISBURSEMENTS OF ANY KIND OR NATURE (THE "INDEMNIFIED LIABILITIES") THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY COMPANY OF ANY ENVIRONMENTAL LAW, (B) ANY COMPANY'S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES OF ANY USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE, OR (II) THE COSTS OF ANY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS), OR (C) THE CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN. HOWEVER, ALTHOUGH EACH INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE LIABILITIES AND TERMINATION OF THIS GUARANTY. GUARANTOR'S INDEMNITY OBLIGATIONS SHALL BE JOINT AND SEVERAL WITH ANY SIMILAR SUCH INDEMNITY PROVIDED BY ANY AFFILIATE OF GUARANTOR TO AGENT AND LENDERS.

         12. FURTHER ASSURANCES. The Guarantor shall, and shall cause each Guarantor to, do such further things and execute such additional documents (including, without limitation, the perfection of security interest, in after-acquired property) as are reasonably requested by Agent or Lenders.

          13. CHANGE OF CONTROL. Guarantor shall promptly, but in any event within five (5) Business Days, give written notice to Agent upon obtaining knowledge of the occurrence of a Change of Control.

8. NEGATIVE COVENANTS. So long as any of the Credit Documents remains in effect:


RESIDUAL GUARANTY-Page 15

         1. EMPLOYEE PLANS. Except where a Material Adverse Event would not result, Guarantor may not and may not permit any Company to permit any of the events or circumstances described in
                  SECTION 6i. to exist or occur.

         2. DEBT AND DEBT INSTRUMENTS. Guarantor may not and may not permit any Company to create, incur or suffer to exist any Funded Debt, other than Permitted Debt.

         3. LIENS. Guarantor may not and may not permit any Company to (a) create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of its assets other than Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than the Credit Documents and leases that place a Lien prohibition on only the leased property.

         4. TRANSACTIONS WITH AFFILIATES. Except as disclosed on the attached SCHEDULE 6l., or on the most recently amended
                  SCHEDULE 6l., (if the disclosures are approved by the Majority Lenders), Guarantor may not and may not permit any Company to enter into any material transaction with any of its Affiliates (excluding other Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this
                  SECTION 8d., a transaction is "material" if it requires any Company to pay more than $1,000,000 during the term of the agreement governing such transaction.

         5. COMPLIANCE WITH LAWS AND DOCUMENTS. Guarantor may not and may not permit any Company to (a) violate the provisions of any Laws applicable to it or of any Material Agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event, (b) violate the provisions of its charter or bylaws, or (c) repeal, replace or amend any provision of its charter or bylaws if that action would be a Material Adverse Event.

         6. LOANS, ADVANCES AND INVESTMENTS. Except for investments permitted by SECTION 8g. or SECTION 8i., Guarantor may not and may not permit any Company to make any loan, advance, extension of credit or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person; provided, however, that any Company may make an advance to, investment in or purchase from another Person if
                  (1) (a) such action results in the acquisition of such Person by such Company, (b) such action results in the Guarantor's direct or indirect ownership of new stores, (c) the Person being acquired is in a line of business which is substantially the same as or complimentary to the Guarantor's principal line of business, and (d) immediately after giving effect to such acquisition, the Companies shall be in compliance with all covenants under ARTICLE 9 and shall not be in Default or Potential Default under this Guaranty; provided, further, that if any acquisition is in excess of an aggregate cost to any Company of more than $5,000,000, the Guarantor shall provide to the Agent evidence of compliance with all covenants in this Guaranty prior to the consummation of such acquisition, or (2) such action is for investments in Cash Equivalents.

         7. DIVIDENDS AND DISTRIBUTIONS. Guarantor may not and may not permit any Company to declare, make or pay any Distribution other than Distributions declared, made or paid by (a) Guarantor wholly in the form of its capital stock, (b) such Company to Guarantor, or (c) Guarantor on its planned issuance of $25,000,000 in convertible preferred shares; provided that such shares are issued at the market rate for similar such securities, Guarantor may not and may not permit any Company to enter into or permit to exist any arrangement or agreement (other than this Guaranty or the Credit Agreement) that prohibits it from paying dividends or other distributions to its shareholders.

RESIDUAL GUARANTY-Page 16

         8. SALE OF ASSETS. Guarantor may not and may not permit any Company to sell, assign, lease, transfer or otherwise dispose of any of its assets, other than (a) sales of inventory in the ordinary course of business, (b) the sale, discount or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales, leases or other dispositions of immaterial assets for consideration not less than fair market value, (d) sales, leases or other dispositions of assets that are obsolete or have negligible fair market value, (e) sales of equipment for a fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment), (f) sale and leasebacks of real property which do not in the aggregate exceed forty percent (40%) of the Guarantor's capital expenditures in the applicable fiscal year, (g) sale, lease or other disposition by any Company of its assets to the Guarantor (subject to the terms of the Credit Documents), or (h) sales of assets having an aggregate fair market value not exceeding $2,000,000 during any fiscal year of Guarantor and sold for a price which is within a fair market value for such assets, or (i) as disclosed on the attached Schedule 8.h.

         9. MERGERS AND DISSOLUTIONS. Guarantor may not and may not permit any Company to merge or consolidate with any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution); provided, however, if after giving effect thereto, no Default shall have occurred and be continuing (a) any Person (other than Lessee) may merge into the Guarantor in a transaction in which the Guarantor is the surviving corporation, (b) any Person other than the Guarantor may merge into any Subsidiary of the Guarantor (other than Lessee) in a transaction in which the surviving entity is such Subsidiary and (c) any Subsidiary of the Guarantor (other than Lessee) may liquidate or dissolve so long as the Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor.

         10. ASSIGNMENT. Guarantor may not and may not permit any Company to assign or transfer any of its Rights, duties, or obligations under any of the Credit Documents.

         11. FISCAL YEAR AND ACCOUNTING METHODS. Guarantor may not and may not permit any Company to change its fiscal year or its method of accounting (other than immaterial changes in methods or as required or permitted by GAAP).

         12. NEW BUSINESSES. Guarantor may not and may not permit any Company to engage in any business except the businesses in which they are presently engaged and any other reasonably related business.

         13. GOVERNMENT REGULATIONS. Guarantor may not and may not permit any Company to conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         14. LEASES; SALE-LEASEBACKS. Except as otherwise provided herein the Guarantor will not, and will not permit any Company to, enter into any arrangement whereby the Guarantor or such Company shall sell or transfer property owned by the Guarantor or such Company and then or thereafter as Lessee rent or lease such property (any such arrangement being herein referred to as a "sale-leaseback") other than (i) a sale-leaseback solely with the Guarantor or a Wholly-Owned Subsidiary, (ii) sale-leasebacks of equipment pursuant to an off-balance sheet transaction with Fleet National Bank existing on the date hereof (and extensions and renewals thereof), or (iii) a lease for temporary period, not in excess of three (3) months, to permit the orderly relocation of operations carried on



RESIDUAL GUARANTY-Page 17
                  in or at a facility subsequent to the sale thereof and prior to the surrender of possession thereof, unless (x) such sale-leaseback transaction is completed within one hundred eighty (180) days of the date of acquisition of the property involved, and (y) such sale-leaseback is entered into in compliance with any applicable limitations hereof and (z) at the time of consummation thereof and after giving effect thereto no Default or Potential Default exists.

         15. SUBSIDIARIES. Permit any Person other than a Company to acquire, directly or indirectly, beneficially or of record, shares representing more than twenty percent (20%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of any Subsidiary of the Guarantor.



9. FINANCIAL COVENANTS. So long as any Credit Document is on force and effect, Guarantor covenants and agrees to comply with the following financial covenants as calculated on the last day of each fiscal quarter period and certified by Guarantor in the most recent Compliance Certificate delivered to Agent, on behalf of the Lenders, from time to time in accordance with the terms of this Guaranty:



                                  Maximum            Minimum EBITDAR less
                           Adjusted Debt/EBITDAR       CAPEX to Interest         Minimum Tangible
                                                      Expense plus Rental           Net Worth
                                                           Payments
========================= ======================== ========================== =======================

      At 12/31/98          Not greater than 5.30   Not less than .85 to 1.0       $70,000,000 at
                                  to 1.0                                             12/31/98
------------------------- ------------------------ -------------------------- -----------------------

At 3/31/99 thru 06/30/99   Not greater than 5.30   Not less than .85 to 1.0   $70,000,000 at 3/31/99
                                  to 1.0
------------------------- ------------------------ -------------------------- -----------------------

    At 9/30/99 thru        Not greater than 4.70   Not less than .85 to 1.0   $70,000,000 at 9/30/99
        12/31/99                  to 1.0
------------------------- ------------------------ -------------------------- -----------------------

At 3/31/00 thru 12/31/00   Not greater than 4.25   Not less than 1.30 to 1.0  $80,000,000 at 3/31/00
                                  to 1.0
------------------------- ------------------------ -------------------------- -----------------------

At 3/31/01 thru 12/31/01   Not greater than 3.85   Not less than 1.50 to 1.0  $92,600,000 at 3/31/01
                                  to 1.0
------------------------- ------------------------ -------------------------- -----------------------

     At 3/31/02 and        Not greater than 3.55   Not less than 1.70 to 1.0     $110,000,000 at
       thereafter                 to 1.0                                             3/31/02
========================= ======================== ========================== =======================

         Notwithstanding the foregoing covenants, upon receipt of the proceeds from the issuance of at least $25,000,000 of equity or equity related securities to the Guarantor, the following covenants shall apply:

========================= ======================== ============================  =======================
                                   Maximum             Minimum EBITDAR less
                          Adjusted Debt/EBITDAR          CAPEX to Interest          Minimum Tangible
                                                   Expense plus Rental Payments         Net Worth
========================= ======================== ============================  =======================

      At 12/31/98         Not greater than 4.60 to Not less than 1.00 to 1.0     $95,000,000 at
                          1.0                                                    12/31//98
------------------------- ------------------------ ----------------------------- -----------------------

At 3/31/99 thru 06/30/99  Not greater than 4.60    Not less than 1.00 to 1.0     $95,000,000 at 3/31/99
                          to 1.0
------------------------- ------------------------ ----------------------------- -----------------------

At 9/30/99 thru 12/31/99  Not greater than 4.10    Not less than 1.00 to 1.0     $95,000,000 at 9/30/99
                          to 1.0
------------------------- ------------------------ ----------------------------- -----------------------

At 3/31/00 thru 12/31/00  Not greater than  3.70   Not less than 1.40 to 1.0     $105,000,000 at
                          to 1.0                                                 3/31/00
------------------------- ------------------------ ----------------------------- -----------------------

RESIDUAL GUARANTY-Page 18

--------------------------------------------------------------------------------------------------------
At 3/31/01 thru 12/31/01  Not greater than  3.35   Not less than 1.70 to 1.0     $117,600,000 at
                          to 1.0                                                 3/31/01
------------------------- ------------------------ ----------------------------- -----------------------

At 3/31/02 and            Not greater than  3.05   Not less than 1.90 to 1.0     $135,000,000 at
thereafter                to 1.0                                                 3/31/02
========================= ======================== ============================  =======================



10.      EVENTS OF DEFAULT.

         1. CREDIT DOCUMENTS. The failure of Borrower to pay any part of the Liabilities within five (5) Business Days after it becomes due and payable under the Credit Documents or the occurrence and continuation of a Default under any Credit Document.

         2. COVENANTS. The failure of Guarantor (and, if applicable, any other Company) to punctually and properly perform, observe and comply with:

                  1. Any covenant or agreement contained in SECTIONS 8g., 8h., 8i., 8j., OR 8n.;


                  2. Any covenant or agreement contained in SECTION 7a.(i) AND (ii), 7b., 7c., 7g., 8a., 8b., 8f., 8k., 8l.,
                           8m., OR 8o., and failure continues for ten (10) days after the first to occur of (i) Guarantor knows of or
                           (ii) Guarantor receives notice from Agent of, such failure; or

                  3. Any other covenant or agreement contained in any Credit Document (other than the covenants to pay the Liabilities and the covenants in CLAUSES (a) AND (b) preceding), and failure continues for thirty (30) days after the first to occur of (i) Guarantor knows of or (ii) Guarantor receives notice from Agent of, such failure.

         3. DEBTOR RELIEF. A Company (a) is not Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or Lenders granted in the Credit Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within sixty (60) days after its filing).

         4. JUDGMENTS AND ATTACHMENTS. A Company fails, within sixty (60) days after entry, to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration or similar proceeding against any Company's assets having a value (individually or collectively) of $1,000,000, which is neither (a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

         5. GOVERNMENT ACTION. (a) A final non-appealable order is issued by any Tribunal (including, but not limited to, the United States Justice Department) seeking to cause a Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation or similar Laws, or (b) any Tribunal condemns, seizes or otherwise appropriates, or takes custody or control of all or any substantial portion of the assets of a Company.

         6. MISREPRESENTATION. Any material representation or warranty made by Guarantor contained herein or in any Credit Document at any time proves to have been materially incorrect when made.

RESIDUAL GUARANTY-Page 19

         7. CHANGE OF CONTROL. A Change of Control occurs and the Guarantor's obligations under the Senior Secured Credit Facility dated as of September 15, 1998 among Guarantor as Borrower, the lenders named therein and Chase as Agent for the lenders, shall have been accelerated as a result of such Change of Control.

         8.       MATERIAL ADVERSE EVENT. A Material Adverse Event occurs.

         9. DEFAULT UNDER OTHER AGREEMENTS. (a) a Company fails to pay when due (after lapse of any applicable grace period) any Debt in excess (individually or collectively) of $1,000,000; (b) any default exists under any agreement to which a Company is a party, the effect of which is to cause, or to permit any Person (other than a Company) to cause, an amount in excess (individually or collectively) of $1,000,000 to become due and payable by a Company before its stated maturity; or (c) any Debt in excess (individually or collectively) of $1,000,000 is declared to be due and payable or required to be prepaid by a Company before its stated maturity.

         10. VALIDITY AND ENFORCEABILITY OF CREDIT DOCUMENTS. Except in accordance with its terms or as otherwise expressly permitted by this Guaranty, any Credit Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Tribunal to be null and void or its validity or enforceability is contested in writing by Guarantor or Guarantor denies in writing that it has any further liability or obligations under any Credit Document.

         11. EMPLOYEE BENEFIT PLANS. Any of the following exists with respect to any Employee Plan of any Company: (a) a Reportable Event; (b) disqualification or involuntary termination proceedings; (c) voluntary termination proceedings are initiated while a funding deficiency (as determined under section 412 of the Code) exists; (d) withdrawal liability exists with respect to a Multiemployer Plan; (e) a trustee is appointed by any federal district court or the PBGC to administer an Employee Plan; (f) termination proceedings are initiated by the PBGC; (g) failure by any Company to promptly notify Agent upon its receipt of notice of any proceeding or other actions that may result in termination of an Employee Plan if the proceeding or termination would constitute a Material Adverse Event.

11. REMEDIES UPON DEFAULT. Without limiting any other rights or remedies of the Agent or the Lenders provided for elsewhere in this Guaranty or the Credit Documents, or by any requirement of Law, or in equity, or otherwise:

         1. Upon the occurrence of any Default, the Lenders may without any notice to (except as expressly provided herein or in and during the continuance of any Credit Document) or demand upon Guarantor, which are expressly waived by Guarantor (except as to notices expressly provided for herein or in any Credit Document), proceed to protect, exercise and enforce the rights and remedies of the Lenders against Guarantor hereunder or under the Credit Documents and such other rights and remedies as are provided by requirement of Law or equity.

         2. The rights provided for in this Guaranty and the Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.



RESIDUAL GUARANTY-Page 20

         3. The order and manner in which the Lenders' rights and remedies upon the occurrence and during the continuance of a Default are to be exercised shall be determined by the Agent or the Lenders, as the case may be, in its sole discretion, and all payments received by the Agent shall be applied first to the costs and expenses (including reasonable attorney's fees incurred by the Agent, Lenders and Arranger) of the Agent, Lenders and Arranger, then to the payment of all accrued and unpaid amounts due under any Credit Documents to and including the date of such application. To the extent permitted by applicable law, no application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Credit Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Agent and Lenders hereunder or thereunder or under any requirement of Law or in equity.

12. PAYMENTS.Each payment by the Guarantor to the Agent under this Guaranty shall be made by transferring the amount thereof in immediately available funds without set-off or counterclaim.


13. COSTS, EXPENSES AND TAXES. The Guarantor agrees to pay on demand (except to the extent paid by Lessee): (i) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Guaranty and any other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Guaranty, and any modification, supplement or waiver of any of the terms of this Guaranty, (ii) all reasonable costs and expenses of the Agent hereunder, including reasonable legal fees and expenses of counsel to the Agent, in connection with a default or the enforcement of this Guaranty and (iii) reasonable costs and expenses incurred in connection with third party professional services reasonably required by the Agent pursuant to the Credit Documents such as appraisers, environmental consultants, accountants or similar Persons; provided that except during the continuance of any Default hereunder, the Agent will first obtain the consent of the Guarantor to such expense, which consent shall not be unreasonably withheld. Without prejudice to the survival of any other obligations of the Guarantor hereunder, the obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

14. SUBROGATION. The Guarantor shall not be subrogated to, in whole or in part, and agrees not to exercise any rights of subrogation with respect to, the rights of the Agent or any Lender or those of any subsequent assignee or transferee of any of the Liabilities until all the Liabilities to the Agent and the Lenders and every such subsequent assignee or transferee shall have been paid in full. The provisions of this SECTION 14 shall survive the termination of this Guaranty and any satisfaction and discharge of Borrower by virtue of any payment, court order, or law.

15. NO WAIVER; REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants contained herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, and the termination of the Credit Documents and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.


RESIDUAL GUARANTY-Page 21

17. CONFIDENTIALITY. The Agent and each Lender agree to keep any information delivered or made available by the Guarantor to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by the Agent who are or are expected to become engaged in evaluating, approving, structuring or administering the Credit Documents; provided that nothing herein shall prevent the Agent or any Lender from disclosing such information (a) to any Lender, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over Agent or any Lender, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Agent, any Lender, the Borrower, the Guarantor or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to any Lender's legal counsel and independent auditors. The Agent will promptly notify the Guarantor of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this SECTION 17 and, if the Guarantor is a party to any such litigation, clause (e) of this SECTION 17.

18. SEPARABILITY. Should any clause, sentence, paragraph or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

19. EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

20.      INTERPRETATION.

         1.       In this Guaranty, unless a clear contrary intention appears:

                  1. the singular number includes the plural number and vice versa;

                  2.       reference to any gender includes each other gender;

                  3. the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision;

                  4. reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Guaranty, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Guaranty;

                  5. except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Guaranty) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

RESIDUAL GUARANTY-Page 22

                  6. unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                  7. the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                  8. with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                  9. reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

         2. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         3. No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

21. SUBMISSION TO JURISDICTION. The Guarantor, to the extent permitted by applicable law, hereby agrees as follows:

         1. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE DISTRICT COURTS OF NEW YORK, NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 24, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

         2. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


RESIDUAL GUARANTY-Page 23

22. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

23. PARTIES. This Guaranty shall inure to the benefit of the Agent and the Lenders and their respective successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not assign any of its duties under this Guaranty without the prior written consent of the Agent. The Agent and the Lenders may assign their respective rights and benefits under this Guaranty to any Eligible Assignee.

24. NOTICES. All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

         1.       If to the Guarantor:

                  Monro Muffler Brake, Inc.
                  200 Holleder Parkway
                  Rochester, New York 14615
                  Attention:        Catherine D'Amico, Senior Vice President
                                    and Chief Financial officer
                  telephone:        (716) 647-6400
                  telecopy:         (716) 627-0941


         2.       If to the Agent:

                  The Chase Manhattan Bank
                  One Chase Square, Tower 9
                  Rochester, New York 14643
                  Attention:        Philip M. Hendrix
                  telecopy:         (716) 258-7604
                  telephone:        (716) 258-5437

                  with a copy to

                  Gardere Wynne Sewell & Riggs, L.L.P.
                  333 Clay Street, Suite 800
                  Houston, Texas  77002
                  Attention:        Carol M. Burke
                  telecopy:         (713) 308-5555
                  telephone:        (713) 308-5561

or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties given in accordance with the provisions of this SECTION 24.


RESIDUAL GUARANTY-Page 24

         Other than the service of process set forth in SECTION 21(a) above, all communications shall be effective three (3) Business Days after the date when mailed by certified mail, return receipt requested postage prepaid to any party at its address specified above, or upon receipt if telecopied to any party to the telecopy number set forth above, or upon receipt if delivered personally to any party at its address specified above.

25. TERM. This Guaranty is not limited to any particular period of time, but shall continue in full force and effect until all of the Liabilities have been fully and finally paid or have been otherwise discharged by the Agent and the Lenders, and the Guarantor shall not be released from any obligation or liability hereunder until such full payment or discharge shall have occurred.

26. GOVERNING LAW. This Guaranty and all other documents executed in connection herewith shall be deemed to be contracts and agreements executed by the Guarantor and Agent under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America.

27.      INDEMNITY.

         1. The Guarantor shall indemnify the Agent, each Lender and each Affiliate thereof and their respective directors, officers, employees and agents (each, an "INDEMNIFIED PERSON") from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the Credit Documents, and the Guarantor shall assume the defense thereof, including the employment of counsel at Guarantor's expense; provided that Guarantor shall not have such right, to the extent that such Indemnified Person shall deliver to Guarantor a written notice waiving the benefits of the indemnification of such Indemnified Person provided by this SECTION 27(a) in connection with such claim, action, proceeding or suit. Notwithstanding the foregoing, if independent counsel to such Indemnified Person shall conclude that there may be defenses available to such Indemnified Person which may conflict with those available to Guarantor, Guarantor shall not have the right to assume the defense of any such claim, action, proceeding or suit on behalf of such Indemnified Person if such Indemnified Person chooses to defend such claim, action, proceeding or suit (with counsel reasonably acceptable to Guarantor), and all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such claim, action, proceeding or suit shall be borne by Guarantor; provided however, if there is more than one (1) Indemnified Person having a right to defend such claim, action, proceeding or suit as aforesaid, the obligation of Guarantor to pay the fees and expenses of such Indemnified Person shall be limited to one (1) firm of attorneys. Any Indemnified Person shall also have the right to employ separate counsel and to participate in its defense, but the fees and expenses of such counsel shall be borne by such Indemnified Person. Any decision by an Indemnified Person to employ its own counsel (whether or not at Guarantor's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this SECTION 27(a). In addition, Guarantor will not be liable for any settlement of any claim, action, proceeding or suit unless Guarantor has consented thereto in writing. The foregoing indemnity and agreement to hold harmless shall not in any event apply to any losses, liabilities, claims, damages or expenses incurred by reason of
                  (i) the gross negligence or willful misconduct of the Person to be



RESIDUAL GUARANTY-Page 25
                  indemnified, or (ii) any Material default by the Agent or any Lender that is not cured within any applicable cure period, if any, under any of the Credit Documents.

         2. WITHOUT LIMITING ANY PROVISION OF THIS GUARANTY, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES: (i) ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON OR (ii) IMPOSED UPON SAID PARTY UNDER ANY THEORY OR STRICT LIABILITY. Without prejudice to the survival of any other obligations of the Guarantor hereunder and under the Credit Documents, the obligations of the Guarantor under this Section shall survive the termination of this Guaranty and the Credit Documents and the payment of the Liabilities.

28. NEW GUARANTY. In the event that (i) any Credit Document is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Borrower or the Lessee or (ii) any Credit Document or this Guaranty is terminated as a result of any bankruptcy or insolvency proceeding involving the Borrower or the Lessee and, if within sixty (60) days after such rejection or termination, the Agent or its designee shall so request and shall certify in writing to the Guarantor that it intends to perform the obligations of the Borrower as and to the extent required under such Credit Document or this Guaranty, as applicable, the Guarantor will, unless prohibited by bankruptcy or other applicable law, execute and deliver to the Agent or such designee, concurrently with the delivery by the Lessor or such designee of a new Lease Document that contains the same conditions, agreements, terms, provisions and limitations as such original Lease Document, a new Guaranty that shall contain the same conditions, agreements, terms, provisions and limitations as such original Guaranty (except for any requirements which have been fulfilled by the Borrower and the Guarantor prior to such rejection or termination).

29.      CERTAIN AMENDMENTS TO THIS GUARANTY.


         1. If at any time on or after the date hereof, (i) Guarantor (either acting alone or together with any one or more Subsidiaries or affiliates) enters into any Loan or other credit agreement in replacement of the Agreement (a "REPLACEMENT CREDIT AGREEMENT") and (ii) Chase (A) is, or at any time, becomes, a party to such Replacement Credit Agreement or (B) has, or at any time acquires, a participation in any of the facilities governed thereby, then, upon written notice by Guarantor to Agent, Agent agrees to enter into an amendment or an amendment and restatement of this Guaranty so that, to the extent elected by Guarantor, the provisions hereof will be the same (to the extent permitted by accounting rules for operating leases) as the provisions applicable to Guarantor and set forth in the Replacement Credit Agreement or any guarantee agreement executed by Guarantor pursuant thereto, such amendment or amendment and restatement of this Guaranty to be effective on the earlier to occur of (x) the effective date of the Replacement Credit Agreement (without regard to when such amendment or amendment or restatement is actually executed), and (y) the acquisition of a participation in such Replacement Credit Agreement by Chase, and Agent hereby agrees to cooperate fully with Guarantor in the preparation and execution of the appropriate amendment or amendment and restatement, as the case may be, and all other appropriate documentation, as Guarantor may request and at Guarantor's expense to effect the foregoing; and



RESIDUAL GUARANTY-Page 26

         2. if at any time on or after the date hereof, (i) any waiver of any provision under the Agreement or any Replacement Credit Agreement, which provision or the substantial equivalent thereof (the "CORRESPONDING PROVISION") is also included in this Guaranty, is granted, and (ii) at such time or at any time thereafter, Chase (A) is or becomes a party to the Agreement or any Replacement Credit Facility, or (B) has or acquires a participation in any of the facilities governed by the Agreement or any Replacement Credit Agreement, as the case may be, then such Corresponding Provision, ipso facto upon the granting of the waiver referred to in the immediately foregoing CLAUSE (I) and without the necessity of any further action of any kind by Guarantor or any other Person, shall be deemed, for all purposes, to have been immediately thereupon waived by Agent.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




RESIDUAL GUARANTY-Page 27

                               Sincerely yours,

                               MONRO MUFFLER BRAKE, INC.,
                               a New York corporation



                               By: /s/ Catherine D'Amico
                                  ----------------------------------------------
                                       Catherine D'Amico, Senior Vice President
                                        and Chief Financial Officer





         ACCEPTED AND AGREED as of the date first above written:



                               THE CHASE MANHATTAN BANK,
                               as Agent



                               By: /s/ Philip M. Hendrix
                                   ---------------------------------------------
                                   Name:    Philip M. Hendrix
                                   Title:   Vice President






RESIDUAL GUARANTY-Page 28

                         EXHIBIT A TO RESIDUAL GUARANTY


                         FORM OF COMPLIANCE CERTIFICATE



                  Financial Statement Date:_____________ ,____


To:      The Chase Manhattan Bank, as Agent

Ladies and Gentlemen:

         Reference is made to that certain Residual Guaranty dated as of September *, 1998 (as amended or restated from time to time, with terms herein as therein defined, the "GUARANTY") by Monro Muffler Brake, Inc., a New York corporation (the "GUARANTOR") in favor of The Chase Manhattan Bank, as Agent (the "AGENT").

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ____________________ of Guarantor, and that, as such, he/she is authorized to execute and deliver this Certificate to the Agent on behalf of the Lenders, and that:

         The financial covenant analysis and information set forth on SCHEDULE 1 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________________,_______.



                                            MONRO MUFFLER BRAKE, INC.,
                                            a New York corporation



                                            By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________






RESIDUAL GUARANTY-Page 29

                                     ANNEX I

                    FINANCIAL COVENANTS CALCULATION WORKSHEET












RESIDUAL GUARANTY-Page 30

Date:____________________,__
                                                     For the Fiscal Quarter/Year
                                                            ended __________,___



                                   SCHEDULE 1
                          to the Compliance Certificate
                                  ($ in 000's)

            (all calculations are for Guarantor and its Subsidiaries
                            on a consolidated basis)







RESIDUAL GUARANTY-Page 31


                                  SCHEDULE 6(a)

                   JURISDICTIONS OF INCORPORATION AND BUSINESS


                                 INCORPORATED
COMPANY                          OR ORGANIZED IN:          DOES BUSINESS IN:
-------                          ----------------          -----------------


Monro Muffler Brake, Inc.        NY                        CT
                                                           DE
                                                           District of Columbia*
                                                           IN
                                                           MA
                                                           MD
                                                           MI
                                                           NH
                                                           NJ
                                                           NY** ***
                                                           NC
                                                           OH
                                                           PA
                                                           RI
                                                           SC
                                                           VA
                                                           VT
                                                           WV

Monro Service Corporation        DE
                                                           NY** ***

Speedy Holding Corp.             DE
                                                           NY** ***

Monro Leasing, LLC               DE
                                                           NY** ***



----------------------------

* The Company is qualified to do business in the District of Columbia but does not presently conduct business in that jurisdiction. The Company may choose to withdraw its qualification in that jurisdiction at a future date.

**       Indicates state in which principal place of business is located.

***      Indicates state in which chief executive office is located.

**** Speedy Holding Corp. will be merged into the Guarantor on or prior to the Closing Date.





RESIDUAL GUARANTY-Page 32


                                  SCHEDULE 6(b)

                               CORPORATE STRUCTURE


PARENT                              SUBSIDIARY                      % OWNERSHIP
--------------------------------------------------------------------------------

Monro Muffler Brake, Inc.           Monro Service Corporation          100%

                                    Monro Leasing, LLC                 100%







RESIDUAL GUARANTY-Page 33

                                  SCHEDULE 6(f)

                                   LITIGATION


                                     [NONE]






RESIDUAL GUARANTY-Page 34

                                  SCHEDULE 6(h)

                              ENVIRONMENTAL MATTERS




                                     [NONE]





RESIDUAL GUARANTY-Page 35

                                  SCHEDULE 6(j)

                                 PERMITTED LIENS

1.       Liens now or hereafter securing the Obligation.

2. Any Lien securing Debt permitted in ITEMS 3 OR 5 of SCHEDULE 6(n) incurred for the purchase or capital lease of one or more fixed or capital assets if such Lien encumbers only the assets so purchased or leased.

3. Pledges or deposits made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs.

4. Good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business.

5. The following, if (a) no amounts are due and payable and no Lien has been filed (or agreed to), (b) (i) the validity or amount secured thereby is being contested in good faith by lawful proceedings diligently conducted, (ii) reserve or other provision required by GAAP has been made, and (iii) levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance, or (c) with respect to CLAUSES a., b. AND c. below, such Liens secure amounts which, in the aggregate, do not exceed $1,000,000 at any time, and neither the value nor use of the property in the Company's business in question are materially affected:

         a.       Liens for Taxes;
         b. Liens upon property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits; and
         c. Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords and similar Liens).

6.       Any interest or title of a lessor in assets being leased to a Company.

7. Liens arising from UCC-1 financing statements in respect of leases permitted under this Agreement.

8. Easements, zoning restrictions and rights-of-way on real property that do not secure any obligations for borrowed money.

9.       The Financing Statements listed on attached EXHIBIT A.

10. Liens in favor of Brazos Automotive Properties, L.P. ("Lessor") securing obligations under the Guaranty dated as of September 15, 1998 of Borrower in favor of Lessor.




RESIDUAL GUARANTY-Page 36




                                    EXHIBIT A

                            MONRO MUFFLER BRAKE, INC.

                                   UCC FILINGS


=================== ================== ============================ ==================================
      STATE            FILING DATE             FILE NUMBER                    SECURED PARTY
New York                 10/6/93                 211239             Central Trust Company
------------------- ------------------ ---------------------------- ----------------------------------

New York                 1/29/93                 020976             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 3/30/93                 066592             Chase Equipment Leasing, Inc.
------------------- ------------------ ---------------------------- ----------------------------------

New York                 4/8/93                  075797             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 4/9/93                  076671             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 4/13/93                 079233             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 4/12/94                 070847             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 10/2/95                 198583             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

Rhode Island             8/17/98                 177075             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

Rhode Island             8/17/98                 177080             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

Rhode Island             8/28/98                 186037             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

Rhode Island             8/28/98                 186043             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

New York                 1/3/84                   1559              Central Trust Company
------------------- ------------------ ---------------------------- ----------------------------------

New York                 1/29/93                 020976             The Chase Manhattan
------------------- ------------------ ---------------------------- ----------------------------------

New York                 3/30/93                 066592             Chase Equipment Leasing Inc.
------------------- ------------------ ---------------------------- ----------------------------------

New York                 4/8/93                  075797             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 4/9/93                  076671             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 4/13/93                 079233             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 4/12/94                 070847             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 10/2/95                 198583             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

Rhode Island             8/17/98                 177075             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

Rhode Island             8/17/98                 177080             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

RESIDUAL GUARANTY-Page 37

Rhode Island             8/28/98                 186037             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

Rhode Island             8/28/98                 186043             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

New York                10/14/87                15670762            Chase Lincoln First Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                10/14/87                 1567066            Chase Lincoln First Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                10/14/87                 1567066            Chase Lincoln First Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 8/31/92                21150244            Chase Lincoln First Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 3/24/93                21771365            The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 3/24/93                21771369            The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 3/24/93                21771373            The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                10/23/95                24790120            The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 3/24/93                 1002886            The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 4/12/94                 1053129            The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 10/2/95                 1648425            The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                10/10/95                 1653901            The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                10/23/95                 1653394            The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                10/23/95                 1653399            The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 1/29/93                 139360             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

New York                 4/14/93                 139360             The Chase Manhattan Bank
------------------- ------------------ ---------------------------- ----------------------------------

Rhode Island             8/21/98                 518658             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

Rhode Island             8/21/98                 518659             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

Rhode Island             8/21/98                 518660             Fleet Capital Corporation
------------------- ------------------ ---------------------------- ----------------------------------

RESIDUAL GUARANTY-Page 38

                                  SCHEDULE 6(l)

                          TRANSACTIONS WITH AFFILIATES


Certain (a) principal shareholders/directors of the Guarantor, (b) partnerships in which such persons have interests or (c) trusts of which members of their facilities are beneficiaries are lessors of certain facilities to the Guarantor. Payments under such operating and capital leases amounted to $1,786,000, $1,828,000 and $1,688,000 for the years ended March 31, 1998, 1997 and 1996, respectively. Amounts payable under these lease agreements totaled $82,000 and $88,000, respectively, at March 31, 1998 and 1997.

No related party leases, other than renewals or modifications of leases on existing stores, have been entered into since May 1989 and no new leases are contemplated.

In June 1991, the Guarantor entered into a management agreement effective July 1, 1991, with Peter J. Solomon Company Limited ("PJSC") pursuant to which PJSC provides to the Guarantor strategic and financial advice relating to financing, capital structure, mergers and acquisitions and offensive/defensive positioning for a fee of $160,000 per year (plus reimbursement of out-of-pocket expenses). Pursuant to such agreement, the Guarantor has agreed to indemnify PJSC against certain liabilities. In addition, PJSC, from time to time, provides additional investment banking services to the Guarantor for customary fees. The firm is providing financial advisory services to the Guarantor in connection with the acquisition of and financing for the Speedy Stores. Peter J. Solomon, Chairman of the Board and principal shareholder of the Guarantor, is Chairman of PJSC.





RESIDUAL GUARANTY-Page 39

                                  SCHEDULE 6(n)

                                 PERMITTED DEBT

30.      The Obligation under the Chase Credit Agreement.

31. Debt arising from endorsing negotiable instruments for collection in the ordinary course of business.

32.      Capital Leases.

33.      Current liabilities incurred in the ordinary course of business.

34.      Purchase money Debt limited to fixed or capital assets.

35. Trade payables that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade terms.

36. Debt of the Guarantor issued after the Closing Date and made subordinate to the Obligation in terms reasonably satisfactory to the Agent; provided however, that at the time of and after giving effect to the issuance thereof, no Default or Potential Default shall have occurred and be continuing and the proceeds will be applied to the Facilities to the extent required under SECTION 3.2.

37.      Debt listed below:

-------------------------------------- ------------------------- ------------------------ --------------------------
                                                AMOUNT                  INTEREST
                                                 Q/3                        %                     MATURITY
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 120                                     154,282        LIBOR+100BP                 Sep-98
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 124                                     154,733        LIBOR+100BP                 Sep-98
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 126                                     160,125        LIBOR+100BP                 Sep-98
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 137                                     229,547        LIBOR+100BP                 Apr-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 140                                     200,380        LIBOR+100BP                 Apr-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 143                                     273,797        LIBOR+100BP                 Apr-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 146                                     246,116        LIBOR+100BP                 Apr-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 160                                     531,563        LIBOR+100BP                 Apr-01
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 162                                     278,593        LIBOR+100BP                 Apr-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 164                                     287,969        LIBOR+100BP                 Feb-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 168                                     237,890        LIBOR+100BP                 Feb-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 168                                     240,906        LIBOR+100BP                 Apr-00
-------------------------------------- ------------------------- ------------------------ --------------------------


RESIDUAL GUARANTY-Page 40

-------------------------------------- ------------------------ ------------------------ ---------------------------
                                                AMOUNT                  INTEREST
                                                 Q/3                       %                      MATURITY
-------------------------------------- ------------------------ ------------------------ ---------------------------
CHASE MTG-STORE 172                                     243,375        LIBOR+100BP                 Apr-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 177                                     234,140        LIBOR+100BP                 Feb-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 179                                     251,582        LIBOR+100BP                 Feb-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 183                                     339,809        LIBOR+100BP                 Apr-01
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 184                                     314,453        LIBOR+100BP                 Feb-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 185                                     318,047        LIBOR+100BP                 Apr-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 186                                     221,250        LIBOR+100BP                 Apr-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 190                                     253,969        LIBOR+100BP                 Apr-01
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 191                                     198,125        LIBOR+100BP                 Apr-00
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 192                                     285,313        LIBOR+100BP                 Apr-01
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 193                                     313,031        LIBOR+100BP                 Apr-01
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 205                                     310,500        LIBOR+100BP                 Sep-02
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 207                                     352,547        LIBOR+100BP                 Sep-02
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 210                                     323,438        LIBOR+100BP                 Sep-02
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 212                                     371,053        LIBOR+100BP                 Sep-02
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 216                                     316,080        LIBOR+100BP                 Sep-02
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 226                                     404,297        LIBOR+100BP                 Sep-02
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 229                                     388,125        LIBOR+100BP                 Sep-02
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 230                                     462,808        LIBOR+100BP                 Sep-02
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG-STORE 236                                     323,438        LIBOR+100BP                 Sep-02
-------------------------------------- ------------------------- ------------------------ --------------------------

TERM NOTE R MORTLAND                                    138,107             0                      Mar-08
-------------------------------------- ------------------------- ------------------------ --------------------------

D'ANDREA TIRE                                           228,376        8.00 FIXED                  Feb-03
-------------------------------------- ------------------------- ------------------------ --------------------------

MASS MUTUAL                                           1,833,334        10.55 FIXED                 Apr-99
-------------------------------------- ------------------------- ------------------------ --------------------------

CITY OF ROCHESTER                                       660,000             0                      Oct-14
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE MTG HQ                                          2,557,312        LIBOR+100BP                 Sep-05
-------------------------------------- ------------------------- ------------------------ --------------------------

CHASE TERM LOAN-HQ                                      486,281        LIBOR+100BP                 Sep-03
-------------------------------------- ------------------------- ------------------------ --------------------------




RESIDUAL GUARANTY-Page 41

                                 SCHEDULE 8(h)

                       EXISTING SALE\LEASEBACK PROPERTIES


SHOP        ADDRESS                        CITY                COUNTY            STATE         ZIP


173        2196 W. Union Blvd.             Bethlehem           Northhampton      PA            18018
208        3702 Franklin Road SW           South Roanoke       Botetourt         VA            24014
214        2055 Queen Street               York                York              PA            17403
238        1014 Coshocton Avenue           Mount Vernon        Knox              OH            43050
244        5200 Library Road (Route 88)    Bethel Park         Allegheny         PA            15102
249        190 Milan Avenue                Norwalk             Huron             OH            44857
259        3010 Easton Avenue              Bethlehem           Northhampton      PA            18017
108        4248 Sunset Blvd.               Steubenville        Jefferson         OH            43052
278        3411 Milan Road                 Sandusky            Erie              OH            44870
283        5021 Scatterfield Road          Anderson            Madison           IN            46013
107        512 Columbia Turnpike           East Greenbush      Rensselaer        NY            12144
109        174 Market Street               Potsdam             St. Lawrence      NY            13676
112        923 7th Avenue/corner 10th St.  Beaver Falls        Beaver            PA            15010
113        16032 State Route 170           E. Liverpool        Columbiana        OH            43920
114        730 Canton Street               Ogdensburg          St. Lawrence      NY            12901
116        37 Smithfield Blvd.             Plattsburgh         Clinton           NY            12901
117        9435 Lincoln Highway, Route 30  Irwin               Westmoreland      PA            15642


RESIDUAL GUARANTY-Page 42